THIS WARRANT (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 4 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "ACT"), AND NEITHER THIS WARRANT NOR ANY SHARES ACQUIRED UPON EXERCISE OF THIS WARRANT MAY BE OFFERED, SOLD, RESOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. IN ADDITION, THE HOLDER OF THIS WARRANT HAS AGREED FOR THE BENEFIT OF THE ISSUER THAT SUCH WARRANT MAY NOT BE OFFERED, SOLD, RESOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT TO A SUCCESSOR TO ALL OR SUBSTANTIALLY ALL OF SUCH HOLDER'S BUSINESS BY MERGER, SALE OF ASSETS, SALE OF STOCK OR OTHERWISE.



No. W-1                                                   Right to Purchase
                                                          Common Stock

                                     WARRANT


     THIS CERTIFIES THAT, for value received, Incyte Pharmaceuticals, Inc., a Delaware corporation ("Incyte"), is entitled to purchase from XOMA Corporation, a Delaware corporation (the "Company"), at any time or from time to time during the period specified in Paragraph II hereof, 250,000 fully paid and nonassessable shares of the Company's Common Stock, par value $.0005 per share (the "Common Stock"), at an exercise price per share equal to U.S. $6.00 (the "Exercise Price"). The term "Warrant Shares," as used herein, refers to the Common Stock purchasable hereunder. The Warrant Shares and the Exercise Price are subject to adjustment as provided in Paragraph IV hereof.

     This Warrant is being issued in connection with a License Agreement effective as of July 9, 1998 (the "License Agreement") between Incyte and the Company.

     This Warrant ("Warrant") is subject to the following terms, provisions, and conditions:

     I. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, this Warrant may be exercised from time to time by the holder hereof, in whole or in part (but not as to a fractional Warrant Share and not for any number of Warrant Shares less than 10,000 or such lesser number equal to the total number of Warrant Shares remaining available for purchase hereunder), by the surrender of this Warrant, together with a completed Exercise Agreement in the form attached hereto as Annex A, to the

Company during normal business hours on any trading day at the Company's principal office located at 2910 Seventh Street, Berkeley, California 94710,
Attention: Legal Department (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon either (a) payment to the Company in cash in United States dollars or by certified or official bank check payable in United States dollars of the Exercise Price for the Warrant Shares specified in said Exercise Agreement or (b) consent by the Company to the application of the Exercise Price for the Warrant Shares specified in said Exercise Agreement to the prepayment of royalty obligations under the License Agreement in accordance with the provisions thereof. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or its designee as the record owner of such shares as of the close of business on the date on which the original of this Warrant shall have been surrendered, the original, completed Exercise Agreement delivered, and payment made for such shares or consent given to the application of the Exercise Price to the prepayment of royalties, as the case may be, as aforesaid. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in said Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding seven trading days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of said holder or, with the prior written consent of the Company, in such other name as shall be designated by said holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of said certificates, deliver to said holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. The Company shall pay any and all United States federal and state taxes and other expenses and charges payable in connection with the preparation, execution, and delivery of share certificates (and any new Warrants) pursuant to this Paragraph I except that, in case such share certificates shall be registered in a name or names other than the holder of this Warrant, funds sufficient to pay all transfer taxes which shall be payable in connection with the execution and delivery of such share certificates shall be paid by the holder hereof to the Company at the time of the delivery of such share certificates by the Company as mentioned above.

     II. Period of Exercise. After July 9, 1998 and before the earlier of (i) 5:00 p.m. California time on July 9, 2008 and (ii) 5:00 p.m. California time on the date which is 10 days after the date on which the License Agreement becomes fully paid up as provided therein, this Warrant is exercisable at any time or from time to time.

     III. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

          A. Shares to be Fully Paid. All Warrant Shares will, upon issuance, be validly issued, fully paid, and nonassessable and free from all liens, with respect to the issue thereof.

          B. Reservation of Shares. During the period within which this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant. The Company will not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock issuable after the action upon the exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Company's charter and available for the purpose of issue upon such exercise.

          C. Registration. Registration of the Warrant Shares will be governed by a Registration Rights Agreement dated July 9, 1998 (the "Registration Rights Agreement") between the Company and Incyte.

     IV. Antidilution Provisions. The Exercise Price and the number of Warrant Shares purchasable hereunder shall be subject to adjustment from time to time as provided in this Paragraph IV. Upon each adjustment of the Exercise Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the largest number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable hereunder immediately prior to such adjustment and dividing the product thereof by the exercise price resulting from such adjustment.

     A. Definition. For the purpose of this Paragraph IV, "Capital Stock" shall include the Common Stock and any additional class of shares of the Company having no preference as to dividends or distributions on liquidation which may be authorized in the future by an amendment to the Company's certificate of incorporation or bylaws; provided that the shares purchasable pursuant to this Warrant shall include only shares of Common Stock, or shares resulting from any subdivision or combination of the Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Paragraph IV hereof, the shares or other securities or property provided for in said Paragraph.

     B. Treatment of Stock Dividends, Stock Splits, etc. In case the Company, at any time or from time to time after the date hereof, shall declare or pay any dividend or other distribution on the Capital Stock payable in Capital Stock, or shall effect a subdivision of the outstanding shares of Capital Stock into a greater number of shares of Capital Stock (by reclassification or otherwise than by payment of a dividend in Capital Stock), then, and in each such case, (a) subject to Paragraph IV.D hereof, the Exercise Price shall be reduced, con-currently with such issue or sale, to a price determined by multiplying such Exercise Price by a fraction

          1. the numerator of which shall be the number of shares of Capital Stock outstanding immediately prior to such issue or sale, and

          2. the denominator of which shall be the number of shares of Capital Stock outstanding immediately after such issue or sale,

and (b) such additional shares of Capital Stock shall be deemed to have been issued (i) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (ii) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

     C. Adjustments for Combinations, etc. In case the outstanding shares of Capital Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Capital Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

     D. Minimum Adjustment of Exercise Price; Effective Date for Adjustments. If the amount of any adjustment of the Exercise Price required pursuant to this Paragraph IV would result in an increase in the number of Warrant Shares purchasable hereunder which is less than one percent (1%) of the number of Warrant Shares purchasable hereunder immediately before such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall result in an increase in the number of Warrant Shares purchasable hereunder which is at least one percent (1%) of number of Warrant Shares purchasable hereunder immediately before such adjustment; provided that, upon the exercise of this Warrant, all adjustments carried forward and not theretofore made up to and including the date of such exercise shall, with respect to the portion of this Warrant then exercised, be made.

     E. Changes in Capital Stock. In case at any time the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, or recapitalization of the Capital Stock) in which the previously outstanding Capital Stock shall be changed into or exchanged for different securities of the Company or common shares, other securities of another corporation or interests in a noncorporate entity or other assets (including cash) or any combination of any of the foregoing (each such transaction being herein called the "Transaction"), then lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the Common Stock immediately theretofore purchasable hereunder, such shares of stock, securities or assets (including, without limitation, cash) as may (by virtue of such Transaction) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so purchasable hereunder had such Transaction not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise of this Warrant.

     F. Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price (i) in the case of the issuance of this Warrant, (ii) in the case of the issuance of Common Stock issuable upon exercise of this Warrant, (iii) in the case of the issuance of Capital Stock (a) upon the exercise of options outstanding on the date hereof or hereafter granted and issued pursuant to (I) the Company's 1981 Stock Option Plan, as in effect on the date hereof and as it may be amended from time to time, (II) the Company's Restricted Stock Plan, as in effect on the date hereof and as it may be amended from time to time (the "Restricted Stock Plan") and (III) the Company's 1993 Directors Stock Option Plan, as in effect on the date hereof and as it may be amended from time to time, (b) pursuant to the Restricted Stock Plan or the Company's 1998 Employee Stock Purchase Plan, as in effect on the date hereof and as it may be amended from time to time (the option and purchase plans referred to in clauses (I), (II), (III) and (b) above being collectively preferred to as the "Plans"), or
(c) pursuant to, or upon the exercise of options or similar rights granted and/or issued pursuant to, any successor to or replacement of any of the Plans or any similar plan or arrangement adopted by the Company for compensatory, incentive or other similar purposes (collectively, the "Future Plans"), (iv) in the case of the granting or issuance of options or similar rights to acquire Capital Stock pursuant to the Plans or the Future Plans or (v) in the event such adjustment will result in an Exercise Price below the existing par value of the Company's Common Stock.

     G. Notice of Adjustment. Upon the occurrence of any event requiring an adjustment of the Exercise Price, then and in each such case the Company shall deliver to the holder of this Warrant a notice stating the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock issuable upon exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     H. Certain Events. The Company may make such reductions in the Exercise Price or increase in the number of shares of Common Stock purchasable hereunder as it deems advisable, including any reductions or increases, as the case may be, necessary to en-sure that any event treated for federal income tax purposes as a distribution of stock or stock rights will not be taxable to recipients.

     I. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     V. Transfer Restrictions. Incyte, by acceptance hereof, agrees that this Warrant is being acquired for investment and that Incyte will not offer, sell, resell, pledge, assign or otherwise transfer or dispose of this Warrant, except to a successor to all or substantially all of Incyte's business by merger, sale of assets, sale of stock or otherwise under circumstances which will not result in a violation of the Act or any applicable state Blue Sky laws or similar laws relating to the sale of securities. In addition, Incyte, by acceptance hereof, agrees that it will not offer, sell, resell, pledge, assign or otherwise transfer or dispose of any Warrant Shares, except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky laws or similar laws relating to the sale of securities.

     VI. Replacement of Warrant; Cancellation.

     A. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver to the registered holder, in lieu thereof, a new Warrant of like tenor.

     B. Cancellation. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Paragraph VI, this Warrant shall be promptly cancelled by the Company.

     VII. General Provisions.

     A. Notices. All notices which may be required pursuant to this Warrant (i) shall be in writing, (ii) shall be addressed, in the case of the holder of this Warrant to such holder at the address shown for such holder on the books of the Company, and in the case of the Company to the Legal Department at 2910 Seventh Street, Berkeley, California 94710 (or to such other person or address as either party may so designate from time to time), (iii) shall be mailed, postage prepaid, by registered mail or certified mail, return receipt requested, sent by nationally-recognized overnight carrier or transmitted by courier for hand delivery and (iv) shall be deemed to have been given on the date of receipt. Subject to the requirements of Paragraph I regarding delivery of original documents upon exercise hereof, any such notice may be sent by facsimile transmission but shall in such case be subsequently confirmed by a writing mailed, sent or transmitted as set forth above and shall be deemed to have been given on the date of receipt of such facsimile transmission subject to receipt of such confirmation.

     B. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

     C. Amendment. No amendment or modification of the terms of this Warrant shall be binding on either the holder hereof or the Company unless reduced to writing and signed by an authorized officer of the party to be bound.

     D. Binding Effect; Assignability. This Warrant shall be binding upon and inure to the benefit of the holder hereof and the Company and their respective successors and permitted assigns. This Warrant shall not be assignable by either such party, either in whole or in part, except to a successor to all or substantially all of a party's business by merger, sale of assets, sale of stock or otherwise.

     E. Obligations of Warrant Holder. By accepting this Warrant, the holder hereof agrees to all of its obligations contained herein.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on this 9th day of July, 1998.

                                       XOMA CORPORATION


                                       By:
                                          -----------------------------------
                                          Name:   John L. Castello
                                          Title:  Chairman of the Board,
                                                  President and Chief Executive
                                                  Officer

                           FORM OF EXERCISE AGREEMENT

                                                            Dated: ______, _____

To:      XOMA CORPORATION

     The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase _______ shares (which number shall be not less than 10,000 or such lesser number equal to the total number of shares remaining available for purchase under the within Warrant) of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in the amount of U.S.$_______ either [CHECK ONLY ONE]: (a) in cash or by certified or official bank check or (b) with the consent of the Company (to be indicated below), to be applied, without requiring any cash to be provided herewith, as a prepayment of royalty obligations under the License Agreement. Please issue a certificate or certificates for such shares of Common Stock in the name of:

                                 Name:_________________________


                                 Signature:____________________
                                 Title of Signing Officer or Agent (if
                                 any):_____________________

                                 Note: The above signature should correspond
                                       exactly with the name on the face of the within Warrant or with the name of the assignee appearing in the assignment\ form.

                                 Signature guaranteed by:


                                 ---------------------------------
                                 NOTE: Signature must be guaranteed by a commercial bank, trust company, or by a mem-ber firm of a registered national securities exchange.


and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder.

The undersigned hereby consents to
the application of the amount indi-
cated above to the prepayment of
royalties under the License Agree-
ment as of the date first above writ-
ten:

XOMA CORPORATION





By:_________________________
      Name:
      Title:




                                      A-2